Exhibit 99.1

Keane Announces Third Quarter 2018 Financial and Operational Results

HOUSTON, Texas (October 31, 2018) - Keane Group, Inc. ("Keane" or the "Company") today reported third quarter 2018 financial and operational results.

Results and Recent Highlights

•	Reported third quarter 2018 revenue of $558.9 million, compared to second quarter 2018 of $578.5 million

•	Realized third quarter 2018 net income of $30.8 million, compared to second quarter 2018 net income of $30.7 million

•	Achieved third quarter 2018 Adjusted EBITDA of $100.9 million compared to second quarter 2018 of $111.3 million

•	Reported annualized Adjusted Gross Profit per fleet of $20.5 million, compared to second quarter 2018 of $20.0 million

•	Averaged 27.0 hydraulic fracturing fleets deployed in third quarter 2018; equivalent of 24.0 fully-utilized fleets

•	Executed $88 million of stock repurchases to date, representing approximately 6% of outstanding shares

•	Board of Directors authorized second stock repurchase program capacity reset to $100 million

Third Quarter 2018 Financial Results

Revenue for the third quarter of 2018 totaled $558.9 million, a decrease of 3% compared to revenue for the second quarter of 2018 of $578.5 million. Net income for the third quarter of 2018 was $0.28 per share, unchanged from the $0.28 per share reported for the second quarter of 2018. Excluding one-time items and other adjustments further discussed below, net income for the third quarter of 2018 was $24.0 million, compared to net income of $38.5 million for the second quarter of 2018.

Adjusted EBITDA for the third quarter of 2018 totaled $100.9 million, compared to $111.3 million for the second quarter of 2018. Adjusted Gross Profit for the third quarter of 2018 was $122.3 million, compared to $130.8 million for the second quarter of 2018.

Selling, general and administrative expenses for the third quarter of 2018 totaled $27.8 million, compared to $24.1 million for the second quarter of 2018. Excluding one-time items, selling, general and administrative expenses for the third quarter of 2018 totaled $19.9 million compared to $18.9 million for the second quarter of 2018.

“My first few months since joining Keane have been exciting, and I am pleased to be working alongside James, Greg and the rest of the leadership team,” said Robert Drummond, Chief Executive Officer of Keane. “I have long been impressed by Keane’s platform, and my experience in the first 90 days has underscored to me the quality of personnel, the strength of relationships and the consistency of execution. I look forward to partnering with our customers and building upon Keane’s track-record of success.”

“We executed well during the third quarter, delivering financial results slightly above the guidance ranges provided in September,” said Greg Powell, President and Chief Financial Officer of Keane. “While we were successful in maintaining annualized Adjusted Gross Profit per fleet, the record-high efficiencies we continue to achieve led to white space on our frac schedule, resulting in approximately 90% utilization on the 27 average fleets deployed during the quarter.”

Completions Services

Revenue for Completion Services totaled $548.4 million for the third quarter of 2018, a decrease of 4% compared to the second quarter of 2018 of $569.9 million, driven by reduced utilization from unanticipated white space in the frac calendar. For the third quarter of 2018, Keane had an average of 27.0 fleets deployed, of which, utilization averaged 89%, resulting in the equivalent of 24.0 average fully-utilized fleets during the quarter. Adjusted Gross Profit in Completion Services totaled $122.7 million for the third quarter of 2018, compared to $131.2 million for the second quarter of 2018.

Annualized revenue per average deployed hydraulic fracturing fleet for the third quarter of 2018 was $91.4 million, compared to $86.7 million for the second quarter of 2018. Annualized Adjusted Gross Profit per fleet totaled $20.5 million, compared to $20.0 million for the second quarter of 2018.

Other Services

Revenue in Other Services for the third quarter of 2018 totaled $10.5 million, compared to $8.6 million for the second quarter of 2018, driven by the continued ramp of the Company’s cementing business.

Third Quarter 2018 One-Time Items and Other Adjustments

Adjusted EBITDA for the third quarter of 2018 excludes $6.8 million of one-time items, driven by insurance proceeds received for the previously disclosed incident in July 2018, partially offset by non-cash stock compensation expense, legal contingencies and costs associated with the recently completed asset acquisition from Refinery Specialties, Incorporated ("RSI").

Balance Sheet and Capital

Total debt outstanding as of September 30, 2018 was $341.0 million, net of unamortized debt discounts and unamortized deferred charges and excluding capital lease obligations, compared to $341.3 million as of June 30, 2018. As of September 30, 2018, cash and equivalents totaled $82.8 million, compared to $109.5 million as of June 30, 2018.

Total available liquidity as of September 30, 2018 was approximately $290.7 million, which included cash and availability under our asset-based credit facility. Total operating cash flow for the third quarter of 2018 was approximately $108 million. These operating cash flows, combined with balance sheet cash, were primarily used to fund capital expenditures of approximately $90 million, stock repurchases of $29 million, acquisition costs net of insurance proceeds of approximately $17 million, and debt service of approximately $7 million.

Stock Repurchase Program Update

During the third quarter of 2018, Keane repurchased approximately 2.4 million of its common shares for $29 million, and thus far in the fourth quarter of 2018, repurchased an additional 1.6 million common shares for $18 million. Since the program’s initiation earlier this year and through October 31, 2018, Keane has repurchased a total of approximately 6.6 million common shares for approximately $88 million.

Effective October 26, 2018, Keane’s Board of Directors authorized a reset of capacity on its existing stock repurchase program back to $100 million and extended the program’s expiration date to September 2019, from a previous expiration of February 2019.

“We are pleased to repurchase a significant amount of shares at attractive value for shareholders,” said Mr. Powell. “The repurchases completed to date represent approximately 6.6 million shares, or roughly 6% of outstanding shares prior to the program’s implementation. We remain committed to stock repurchases as part of our capital allocation strategy, as evidenced by the Board’s second increased capacity authorization.”

The stock repurchase program does not obligate Keane to purchase any shares of common stock during any period and the program may be modified or suspended at any time at the Company's discretion.

Outlook

For the fourth quarter of 2018, total revenue is expected to range between $470 million and $500 million. Keane’s hydraulic fracturing fleet for the fourth quarter of 2018 will include 29.0 fleets, of which, 25.0 are expected to be deployed. Of this amount, Keane expects to achieve average utilization of approximately 90%, resulting in the equivalent of approximately 22.0 average fully-utilized hydraulic fracturing fleets during the quarter. Annualized Adjusted Gross Profit per fleet, based on approximately 22.0 average fully-utilized fleets, is expected to range between $16.0 million and $18.0 million, including approximately $15 million of labor and maintenance costs associated with keeping our fleets market-ready.

Keane’s cementing business continues to ramp activity. By the end of 2018, Keane expects run-rate revenue of its cementing business of between $50 million and $60 million on margins of approximately 15%. This compares to Keane’s previous forecast of run-rate revenue by the end of 2018 of between $70 million and $90 million and margins of 20% to 25%, which it now expects to achieve in the first half of 2019.

“While I am pleased with the efficiency we are seeing across our portfolio, driven by our partnership with high quality operators, we expect the fourth quarter to be impacted by the same efficiency-driven challenges faced in the third quarter, as well as customer budget exhaustion, some early-achievement of production targets, commodity price differentials and typical seasonality,” sai

d Mr. Drummond. “While our business is not immune to these challenges, we believe they are temporary, and we’re utilizing the near-term market dynamics to invest in our people and equipment, ensuring that we are well-positioned to take advantage of the opportunities anticipated on the horizon. I am very optimistic about the long term fundamentals for our business over the next few years.”

Conference Call

On November 1, 2018, Keane will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss Keane’s third quarter 2018 results. Hosting the call will be Robert Drummond, Chief Executive Officer, James Stewart, Executive Chairman, and Greg Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The passcode for the replay is 13683543. The replay will be available until November 15, 2018.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions and cementing, as well as other value-added service offerings.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the Company’s future financial condition, results of operations, strategy and plans; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Three Months Ended June 30,
	2018	2017	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$558,908	$477,302	$578,533
Operating costs and expenses:
Cost of services	436,799	391,089	447,685
Depreciation and amortization	68,287	46,204	59,404
Selling, general and administrative expenses	27,783	28,592	24,125
Loss on disposal of assets	1,113	302	3,287
Total operating costs and expenses	533,982	466,187	534,501
Operating income	24,926	11,115	44,032
Other income (expenses):
Other income	14,454	942	16
Interest expense	(5,978)	(7,195)	(14,317)
Total other income (expense)	8,476	(6,253)	(14,301)
Income before income taxes	33,402	4,862	29,731
Income tax benefit (expense)	(2,623)	(797)	936
Net income	30,779	4,065	30,667
Other comprehensive income (loss):
Foreign currency translation adjustments	28	64	(31)
Hedging activities	1,119	(178)	99
Total comprehensive income	$31,926	$3,951	$30,735

Net income per share, basic	$0.28	$0.04	$0.28
Weighted average shares, basic	108,825	111,509	111,319

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Revenue	$1,650,457	$1,040,591
Operating costs and expenses:
Cost of services	1,287,892	893,465
Depreciation and amortization	187,742	109,316
Selling, general and administrative expenses	85,792	68,915
(Gain) loss on disposal of assets	5,169	(137)
Total operating costs and expenses	1,566,595	1,071,559
Operating income (loss)	83,862	(30,968)
Other income (expenses):
Other income	1,481	4,647
Interest expense	(27,285)	(51,905)
Total other expenses	(25,804)	(47,258)
Income (loss) before income taxes	58,058	(78,226)
Income tax expense	(4,855)	(1,862)
Net income (loss)	53,203	(80,088)
Other comprehensive income (loss):
Foreign currency translation adjustments	(37)	108
Hedging activities	3,429	(167)
Total comprehensive income (loss)	$56,595	$(80,147)

Net income (loss) per share, basic	$0.48	$(0.77)
Weighted average shares, basic	110,706	104,496

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2018	2017
ASSETS	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$82,848	$96,120
Accounts receivable	246,345	238,018
Inventories, net	28,772	33,437
Prepaid and other current assets	9,982	8,519
Total current assets	367,947	376,094
Property and equipment, net	550,273	468,000
Goodwill	132,524	134,967
Intangible assets	53,253	57,280
Other noncurrent assets	10,332	6,775
Total Assets	$1,114,329	$1,043,116
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125,524	$92,348
Accrued expenses	113,877	135,175
Customer contract liabilities	1,280	5,000
Current maturities of capital lease obligations	4,173	3,097
Current maturities of long-term debt	2,116	1,339
Stock based compensation - current	4,281	4,281
Other current liabilities	217	914
Total current liabilities	251,468	242,154
Capital lease obligations, less current maturities	6,522	4,796
Long-term debt, net(1) less current maturities	338,915	273,715
Stock based compensation – non-current	—	4,281
Other non-current liabilities	4,849	5,078
Total non-current liabilities	350,286	287,870
Total liabilities	601,754	530,024
Shareholders’ equity:
Stockholders’ equity	486,826	542,192
Retained earnings (deficit)	24,558	(27,372)
Accumulated other comprehensive income (loss)	1,191	(1,728)
Total shareholders’ equity	512,575	513,092
Total liabilities and shareholders’ equity	$1,114,329	$1,043,116

(1)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended September 30,		Three Months Ended June 30,
	2018	2017	2018
Completion Services:
Revenues	$548,418	$468,479	$569,929
Cost of services	425,928	384,007	438,684
Gross profit	122,490	84,472	131,245
Depreciation, amortization and administrative expenses, and impairment	64,579	41,542	54,618
Operating income	$56,771	$42,362	$75,694

Average hydraulic fracturing fleets deployed	27.0	24.7	26.3
Average hydraulic fracturing fleet utilization	89%	99%	100%
Wireline - fracturing fleet bundling percentages	77%	81%	73%
Average annualized revenue per fleet deployed (1)	$91,403	$75,867	$86,681
Average annualized adjusted gross profit per fleet deployed (1)	$20,453	$14,239	$19,961
Adjusted gross profit (loss)	$122,717	$87,926	$131,245

Other Services (2):
Revenues	$10,490	$8,823	$8,604
Cost of services	10,871	7,082	9,001
Gross profit (loss)	(381)	1,741	(397)
Depreciation, amortization and administrative expenses, and impairment	840	1,586	1,319
Operating income (loss)	(1,221)	1,055	(1,716)
Adjusted gross profit (loss)	$(381)	$1,798	$(397)

(1)
For the third quarter of 2018, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 24.0 average fully-utilized fleets, which represents 89% utilization of the Company's 27.0 average fleets deployed.

(2)
Other Services segment includes exclusively the cementing division from January 1, 2018. The Company’s workover rigs were sold during the third and fourth quarters of 2017. The Company’s coiled tubing assets were sold during the fourth quarter of 2017.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Nine Months Ended September 30,
	2018	2017
Completion Services:
Revenues	$1,625,798	$1,031,768
Cost of services	1,261,676	886,383
Gross profit	364,122	145,385
Depreciation, amortization and administrative expenses, and impairment	174,376	96,674
Operating income	$186,730	$49,807

Average hydraulic fracturing fleets deployed	26.4	19.5
Average hydraulic fracturing fleet utilization	96%	78%
Wireline - fracturing fleet bundling percentages	75%	69%
Average annualized revenue per fleet deployed (1)	$85,344	$70,548
Average annualized adjusted gross profit per fleet deployed (1)	$19,126	$10,944
Adjusted gross profit	$364,349	$160,060

Other Services (2):
Revenues	$24,659	$8,823
Cost of services	26,216	7,082
Gross profit (loss)	(1,557)	1,741
Depreciation, amortization and administrative expenses, and impairment	3,557	4,323
Operating loss	(5,114)	(1,894)
Adjusted gross profit (loss)	$(1,557)	$1,798

(1)
For the nine months ended September 30, 2018, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 24.0 average fully-utilized fleets for the third quarter of 2018, which represents 89% utilization of the Company's 27.0 average fleets deployed in the third quarter of 2018.

(2)
Other Services segment includes exclusively the cementing division from January 1, 2018. The Company’s workover rigs were sold during the third and fourth quarters of 2017. The Company’s coiled tubing assets were sold during the fourth quarter of 2017.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$56,771	$(1,221)	$(24,771)	$30,779
Interest expense, net	—	—	5,978	5,978
Income tax expense	—	—	2,623	2,623
Depreciation and amortization	64,579	840	2,868	68,287
EBITDA	$121,350	$(381)	$(13,302)	$107,667
Plus Management Adjustments:
Acquisition, integration and expansion (1)	227	—	301	528
Non-cash stock compensation (2)	—	—	4,809	4,809
Other (3)	—	—	(12,127)	(12,127)
Adjusted EBITDA	$121,577	$(381)	$(20,319)	$100,877
Selling, general and administrative	—	—	27,783	27,783
(Gain) loss on disposal of assets	1,140	—	(27)	1,113
Other income	—	—	(14,454)	(14,454)
Less Management Adjustments not associated with cost of services	—	—	7,017	7,017
Adjusted gross profit (loss)	$122,717	$(381)	$—	$122,336

(1) Represents integration costs related to the asset acquisition from RSI, of which $0.2 million was recorded in cost of services and $0.3 million was recorded in selling, general and administrative expenses.
(2) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(3) Represents gain of $14.9 million recognized for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018, which was recorded in (gain) loss on disposal of assets, offset by $2.8 million of legal contingencies, which were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$75,694	$(1,716)	$(43,311)	$30,667
Interest expense, net	—	—	14,317	14,317
Income tax benefit	—	—	(936)	(936)
Depreciation and amortization	54,618	1,319	3,467	59,404
EBITDA	$130,312	$(397)	$(26,463)	$103,452
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	2,827	2,827
Non-cash stock compensation (2)	—	—	4,040	4,040
Other (3)	—	—	989	989
Adjusted EBITDA	$130,312	$(397)	$(18,607)	$111,308
Selling, general and administrative	—	—	24,125	24,125
Loss on disposal of assets	933	—	2,354	3,287
Other income	—	—	(16)	(16)
Less Management Adjustments not associated with cost of services	—	—	(7,856)	(7,856)
Adjusted gross profit (loss)	$131,245	$(397)	$—	$130,848

(1) Represents primarily a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired during the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P. (the "Acquired Trican Operations"). This loss was recorded in loss on disposal of assets.
(2) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(3) Represents primarily rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility. These expenses were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$42,362	$1,055	$(39,352)	$4,065
Interest expense, net	—	—	7,195	7,195
Income tax expense	—	—	797	797
Depreciation and amortization	41,542	1,586	3,076	46,204
EBITDA	$83,904	$2,641	$(28,284)	$58,261
Plus Management Adjustments:
Acquisition, integration and expansion (1)	1,835	57	5,998	7,890
Offering-related expenses (2)	—	—	98	98
Commissioning costs	1,619	—	—	1,619
Non-cash stock compensation (3)	—	—	3,263	3,263
Other (4)	—	—	470	470
Adjusted EBITDA	$87,358	$2,698	$(18,455)	$71,601
Selling, general and administrative	—	—	28,592	28,592
(Gain) loss on disposal of assets	568	(900)	634	302
Other income	—	—	(942)	(942)
Less Management Adjustments not associated with cost of services	—	—	(9,829)	(9,829)
Adjusted gross profit	$87,926	$1,798	$—	$89,724

(1) Represents primarily professional fees, integration costs, lease termination costs, severance and other costs associated with our acquisition and integration of RockPile Energy Services and its subsidiaries (“RockPile”).
(2) Represents fees related to the organizational (legal entities) restructuring to ready the Company for its initial public offering ("IPO"). These expenses were recorded in selling, general and administrative expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents an adjustment to a contingent accrual and readiness costs associated with the Company's initial internal controls design documentation for Sarbanes-Oxley compliance, using COSO 2013 framework, beginning in 2018. These costs were recorded in selling, general and administrative expenses. Also represents net (gain) loss on disposals of assets, which is recorded in (gain) loss on disposal of assets.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Nine Months Ended September 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$186,731	$(5,114)	$(128,414)	$53,203
Interest expense, net	—	—	27,285	27,285
Income tax expense	—	—	4,855	4,855
Depreciation and amortization	174,376	3,557	9,809	187,742
EBITDA	$361,107	$(1,557)	$(86,465)	$273,085
Plus Management Adjustments:
Acquisition, integration and expansion (1)	227	—	16,382	16,609
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	11,924	11,924
Other (4)	—	—	(11,138)	(11,138)
Adjusted EBITDA	$361,334	$(1,557)	$(56,328)	$303,449
Selling, general and administrative	—	—	85,792	85,792
Loss on disposal of assets	3,015	—	2,154	5,169
Other income	—	—	(1,481)	(1,481)
Less Management Adjustments not associated with cost of services	—	—	(30,137)	(30,137)
Adjusted gross profit (loss)	$364,349	$(1,557)	$—	$362,792

(1) Represents adjustment to the contingent value right liability based on the final agreed-upon settlement, which was recorded in other income (expense), net and a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired as part of the Acquired Trican Operations, which was recorded in (gain) loss on disposal of assets. Also represents integration costs related to the asset acquisition from RSI, of which $0.2 million was recorded in cost of services and $0.3 million was recorded in selling, general and administrative expenses.
(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents gain recognized for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018, which was recorded in (gain) loss on disposal of assets. Also represents legal contingencies and rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility, which were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Nine Months Ended September 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$49,807	$(1,894)	$(128,001)	$(80,088)
Interest expense, net	—	—	51,905	51,905
Income tax expense	—	—	1,862	1,862
Depreciation and amortization	96,674	4,323	8,319	109,316
EBITDA	$146,481	$2,429	$(65,915)	$82,995
Plus Management Adjustments:
Acquisition, integration and expansion (1)	1,835	57	5,786	7,678
Offering-related expenses (2)	1,266	—	4,619	5,885
Commissioning costs	11,574	—	197	11,771
Non-cash stock compensation (3)	—	—	7,334	7,334
Other (4)	—	—	5,031	5,031
Adjusted EBITDA	$161,156	$2,486	$(42,948)	$120,694
Selling, general and administrative	—	—	68,915	68,915
(Gain) loss on disposal of assets	(1,096)	(688)	1,647	(137)
Other income	—	—	(4,647)	(4,647)
Less Management Adjustments not associated with cost of services	—	—	(22,967)	(22,967)
Adjusted gross profit (loss)	$160,060	$1,798	$—	$161,858

(1) Represents primarily professional fees, due diligence expenses and other costs associated with the acquisition and integration of RockPile, the acquisition of the Acquired Trican Operations and costs associated with the wind-down of certain other acquisitions.
(2) Represents fees and other miscellaneous expenses required to carry out the reporting, prior years' audits and organizational (legal entities) restructuring to ready the Company for its IPO and the eventual consummation of the offering. These expenses were recorded in selling, general and administrative expenses. Also represents one-time IPO bonuses paid out to key operational and corporate employees. These expenses were recorded in selling, general and administrative expenses, of which $1.3 million was recorded in cost of services for operations employees and the remaining in selling general and administrative expenses. The bonuses were paid out during the first quarter of 2017.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims and readiness costs associated with Keane's initial internal control design documentation for Sarbanes-Oxley compliance, using COSO 2013 framework, beginning in 2018. These costs were recorded in selling, general and administrative expenses. Also represents net (gain) loss on disposal of assets, which was recorded in (gain) loss on disposal of assets.